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                                                                    EXHIBIT 23.4

                          CONSENT OF WISE ACRES, INC.

        We hereby acknowledge that we have provided the scan volume projections used in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 of Alliance Imaging, Inc. (No. 333-33787), as it may be amended from time to time (the "S-4") and the Prospectus constituting a part of the Registration Statement on Form S-2 of Alliance Imaging, Inc. (No. 333-33817), as it may be amended from time to time (the "S-2"), and we consent to the use of such projections in such S-4 and in such S-2.


        Dated as October 14, 1997


                                                Wise Acres, Inc.



                                                By: /s/ Melissa Sabino
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